Exhibit 1.01
Conflict Minerals Report of Vera Bradley, Inc.
In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Mineral Report of Vera Bradley, Inc. for calendar year 2015 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). The terms “Company” and “Vera Bradley” refer to Vera Bradley, Inc. and its subsidiaries, except where the context requires otherwise or where otherwise indicated.

1.	Introduction
The intent of this Conflict Minerals Report (“CMR”) is to describe Vera Bradley, Inc.’s due diligence process following Rule 13p-1 requirements. Per Rule 13p-1, due diligence is used to support a company’s determination whether or not there is evidence that the smelters or refiners within its supply chain are sourcing minerals that are considered “DRC Conflict Free,” that have “not been found to be DRC Conflict Free,” or that are “DRC Conflict Undeterminable.”

2.	Product Description
Vera Bradley, Inc. contracts to manufacture products that may contain gold, tantalum, tin and tungsten (“3TG”), such as handbags, accessories and luggage and travel items. The Company determined that certain of its products may have zippers, fasteners or other components and materials, which are necessary to the production or functionality of its products, that may contain 3TG.  As these materials are necessary to Vera Bradley’s products, the Company is dedicated to tracing the origin of these metals to ensure our sourcing practices do not support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and surrounding area.

3.	Design of Due Diligence Measures
Vera Bradley, Inc.’s due diligence process is based on the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1. It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As Vera Bradley, Inc. is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

4.	Due Diligence Measures Implemented
Due Diligence measures undertaken by Vera Bradley, Inc. include the following:

•	Adopt a conflict minerals policy. Our conflict minerals policy is publicly available in the “Customer Service” section, under “Supply Chain,” of the Company’s website at www.verabradley.com

•	Implement internal measures taken to strengthen company engagement with suppliers

•	Engage with suppliers to identify the SORs in the supply chain

•
Engage with SORs to obtain mine of origin and transit routes and assess whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas

•	Report risk management findings to senior management

•
Report Annually on Supply Chain Due Diligence. The Form SD and CMR contained herein are publicly available in the “Customer Service” section, under “Supply Chain,” of the Company’s website at www.verabradley.com.

5.	Identified Smelters or Refiners (“SORs”)
Based on survey responses received from Vera Bradley’s suppliers, Vera Bradley was not able to identify all SORs for all tantalum, tin, tungsten and gold (“3TG”) used in its products. Vera Bradley has identified the SORs listed below that may have processed 3TG used in our products.
Where we have been able to identify the SOR involved, those facilities were referenced against the Conflict Free Sourcing Initiative (“CFSI”) list of certified smelters in order to determine the mine or location with the greatest possible specificity. Countries of origin for the minerals processed by the identified SOR were reported to include: Argentina, Armenia, Australia, Austria*, Belgium*, Bolivia, Brazil, Canada*, Chile*, China, DRC-Congo (Kinshasa), Ethiopia*, France*, Germany*, Ghana, Guinea, Guyana, Hong Kong*, India*, Indonesia, Italy, Japan*, Jersey*, Kazakhstan*, Kyrgyzstan, Laos, Malaysia, Mali,

1OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.
2Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.
3Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

Mexico, Mongolia, Morocco*, Mozambique*, Myanmar, Namibia, Netherlands*, Papua New Guinea, Peru, Philippines*, Poland*, Portugal*, Russia, Rwanda, Saudi Arabia, Singapore*, South Africa, South Korea, Spain*, Suriname, Sweden, Switzerland*, Taiwan*, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates*, United Kingdom, United States*, Uzbekistan*, and Zambia. (*Reported as a country of origin but has no known reserves of gold and/or tin.)

Official Smelter Name	CFSI Certified
Gold
Advanced Chemical Company
Aida Chemical Industries Co., Ltd.	X
Argor-Heraeus SA	X
Asahi Pretec Corporation	X
Asahi Refining Canada Limited	X
Asahi Refining USA Inc.	X
Asaka Riken Co., Ltd.	X
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Aurubis AG	X
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	X
Bauer Walser AG
Boliden AB	X
C. Hafner GmbH + Co. KG	X
Caridad
CCR Refinery - Glencore Canada Corporation	X
Cendres + Métaux SA
Chimet S.p.A.	X
Chugai Mining
Daejin Indus Co., Ltd.
Daye Non-Ferrous Metals Mining Ltd.
DODUCO GmbH	X
Dowa
DSC (Do Sung Corporation)
Eco-System Recycling Co., Ltd.	X
Elemetal Refining, LLC	X
Faggi Enrico S.p.A.
Gansu Seemine Material Hi-Tech Co Ltd
Gansu Seemine Material Hi-Tech Co., Ltd.
Guangdong Jinding Gold Limited
Hangzhou Fuchunjiang Smelting Co., Ltd.
Heimerle + Meule GmbH	X
Heraeus Ltd. Hong Kong	X
Heraeus Precious Metals GmbH & Co. KG	X
Hunan Chenzhou Mining Co., Ltd.
Hwasung CJ Co. Ltd
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	X
Ishifuku Metal Industry Co., Ltd.	X
Istanbul Gold Refinery	X

Official Smelter Name (continued)	CFSI Certified (continued)
Japan Mint	X
Jiangxi Copper Company Limited	X
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	X
JSC Uralelectromed	X
JX Nippon Mining & Metals Co., Ltd.	X
Kazzinc	X
Kennecott Utah Copper LLC	X
Kojima Chemicals Co., Ltd.	X
Korea Metal Co. Ltd
Kyrgyzaltyn JSC	X
L' azurde Company For Jewelry
Lingbao Jinyuan Tonghui Refinery Co. Ltd.
LS-NIKKO Copper Inc.	X
Luo yang Zijin Yinhui Metal Smelt Co Ltd
Materion	X
Matsuda Sangyo Co., Ltd.	X
Metalor Technologies (Hong Kong) Ltd.	X
Metalor Technologies (Singapore) Pte., Ltd.	X
Metalor Technologies SA	X
Metalor USA Refining Corporation	X
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	X
Mitsubishi Materials Corporation	X
Mitsui Mining & Smelting	X
Moscow Special Alloys Processing Plant	X
Nadir Metal Rafineri San. Ve Tic. A.Ş.	X
Navoi Mining and Metallurgical Combinat	X
Nihon Material Co., Ltd.	X
Ohura Precious Metal Industry Co., Ltd.	X
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	X
OJSC Kolyma Refinery
OJSC Novosibirsk Refinery	X
PAMP SA	X
Penglai Penggang Gold Industry Co Ltd
Prioksky Plant of Non-Ferrous Metals	X
PT Aneka Tambang (Persero) Tbk	X
PX PrŽcinox SA	X
Rand Refinery (Pty) Ltd.	X
Royal Canadian Mint	X
Sabin Metal Corp.
SAMWON METALS Corp.
Schone Edelmetaal B.V.	X
SEMPSA Joyería Platería SA	X
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	X

Official Smelter Name (continued)	CFSI Certified (continued)
So Accurate Group, Inc.
SOE Shyolkovsky Factory of Secondary Precious Metals	X
Solar Applied Materials Technology Corp.	X
Sumitomo Metal Mining Co., Ltd.	X
Tanaka Kikinzoku Kogyo K.K.	X
The Great Wall Gold and Silver Refinery of China	X
The Refinery of Shandong Gold Mining Co., Ltd.	X
Tokuriki Honten Co., Ltd.	X
TongLing Nonferrous Metals Group Holdings Co., Ltd.
Torecom
Umicore Brasil Ltda.	X
Umicore Precious Metals Thailand	X
Umicore SA Business Unit Precious Metals Refining	X
United Precious Metal Refining, Inc.	X
Valcambi SA	X
Western Australian Mint trading as The Perth Mint	X
Yamamoto Precious Metal Co., Ltd.	X
Yokohama Metal Co., Ltd.	X
Yunnan Copper Industry Co Ltd
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	X
Zijin Mining Group Co., Ltd. Gold Refinery	X
Tin
Alpha	X
China Tin Group Co., Ltd.	X
CNMC (Guangxi) PGMA Co. Ltd.
Cooperativa Metalurgica de Rondônia Ltda.	X
CV Serumpun Sebalai	X
CV United Smelting	X
Dowa	X
EM Vinto	X
Estanho de Rondônia S.A.
Fenix Metals	X
Gejiu Kai Meng Industry and Trade LLC	X
Gejiu Non-Ferrous Metal Processing Co., Ltd.	X
Gejiu Zi-Li
Huichang Jinshunda Tin Co. Ltd
Jiangxi Ketai Advanced Material Co., Ltd.	X
Linwu Xianggui Smelter Co
Magnu's Minerais Metais e Ligas Ltda.	X
Malaysia Smelting Corporation (MSC)	X
Melt Metais e Ligas S/A	X
Metallo-Chimique N.V.	X
Mineração Taboca S.A.

Official Smelter Name (continued)	CFSI Certified (continued)
Minsur	X
Mitsubishi Materials Corporation	X
Nankang Nanshan Tin Co., Ltd.
Novosibirsk Integrated Tin Works
O.M. Manufacturing (Thailand) Co., Ltd.	X
Operaciones Metalurgical S.A.	X
PT Artha Cipta Langgeng	X
PT Babel Inti Perkasa	X
PT Bangka Timah Utama Sejahtera
PT Bangka Tin Industry	X
PT Belitung Industri Sejahtera	X
PT Bukit Timah	X
PT DS Jaya Abadi	X
PT Eunindo Usaha Mandiri	X
PT Karimun Mining
PT Mitra Stania Prima	X
PT Prima Timah Utama	X
PT Refined Bangka Tin	X
PT Sariwiguna Binasentosa	X
PT Stanindo Inti Perkasa	X
PT Timah (Persero) Tbk Kundur	X
PT Timah (Persero) Tbk Mentok	X
PT Tinindo Inter Nusa	X
Rui Da Hung	X
Soft Metais Ltda.	X
Thaisarco	X
Umicore SA Business Unit Precious Metals Refining
White Solder Metalurgia e Mineração Ltda.	X
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	X
Yunnan Tin Group (Holding) Company Limited	X
Tungsten
None identified
Tantalum
None identified

6.	Steps to Improve Due Diligence
Vera Bradley, Inc. will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures (including those taken since the end of the period covered by Vera Bradley, Inc.’s most recent prior Conflict Mineral Report to mitigate the risk that necessary conflict minerals benefit armed groups):

•	Continue to assess the presence of 3TG in its supply chain

•	Clearly communicate expectations with regard to supplier performance, transparency and sourcing

•	Increase the response rate for RCOI process

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter program

•	Design and implement a strategy to respond to supply chain risks

•	Devise and adopt a risk management plan

•
Contact smelters identified as a result of the RCOI process and request their participation in obtaining a “conflict free” designation from an industry program such as the EICC/GeSI Conflict Free Smelter program.

7.	Independent Private Sector Audit
A private sector audit is not required with this Conflict Mineral Report.

8.	Forward Looking Statements
This CMR contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements refer to our current expectations and projections. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “should,” “can have,” and “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.